Exhibit 99.10

Fleet Customer Talking Points
For Use by Customer-facing Personnel

•	As you may know, Bandag and Bridgestone Americas jointly announced the signing of a merger agreement pursuant to which Bridgestone Americas will acquire all of the outstanding shares of Bandag stock.
o	The press release is available on www.Bandag.com.

•	Our current expectation is that this transaction will close sometime after the first of the year, probably in late first quarter or early second quarter 2007.

•	This news is good news for Bandag customers, dealers, employees, and shareholders. It means that Bandag’s industry-leading products and services will continue to thrive and be available to you worldwide.

•	With ever-increasing operating costs, we know that as a customer you are not as worried about the price of an individual tire, but are increasingly focused on comprehensive tire management solutions.
o	Together we can offer you a comprehensive tire maintenance solution, backed by a complete line of new and retread truck tire offerings and capabilities in vehicle services.
o	Ultimately, this business combination will provide you with a total tire offering, a streamlined way to manage you needs throughout a tire’s life cycle.

•	Because the transaction must first be approved by Bandag shareholders and undergo regulatory review, the two companies are limited by law in the steps they can take to integrate the businesses and what we can say about that future integration.
o	That’s why answers to questions about future operations must wait until the transaction is concluded early next year.
o	Certainly, as information becomes available, we will share it with you.

•	For now, what we can tell you is that:
•	First, this is a transaction based on strengths...
o	Bandag and Bridgestone are both leaders in their respective areas.
o	Bandag’s strengths in retreading technology and our passion for serving customers like you will continue to flourish in a strategic new business unit that Bridgestone Americas expects to create especially for the addition of our business to theirs.
•	Second, this transaction is about opportunity, not about cost-cutting.
o	Being part of Bridgestone Americas enables Bandag retreads and vehicle services, and Bridgestone truck and bus tires to enter a very competitive arena with a combined offering that can be adapted not only to your needs but to markets all over the world.
•	Third, Bandag and its powerful brand will continue.
o	Our prospective new parent company has acknowledged that value, and Bandag will be positioned and thrive as a major new business unit, operating under the Bandag name.
o	Bandag will continue to be headquartered in Muscatine.

•	As Marty Carver said to the entire Bandag organization when we announced this agreement, continuing change in the industry and your evolving needs as a fleet customer are what make this such a tremendous opportunity for Bandag and Bridgestone Americas.

In connection with the proposed combination of Bandag, Incorporated and Bridgestone Americas Holding, Inc. (the Merger), Bandag will file with the Securities and Exchange Commission (the “SEC”), and will furnish to its shareholders, a proxy statement. Bandag shareholders are advised to read the proxy statement when it is finalized and distributed, because it will contain important information about the proposed Merger. Shareholders will be able to obtain, free of charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Shareholders will also be able to obtain a free copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Bandag, 2905 N. Hwy. 61 Muscatine, IA 52761, Attention: Corporate Secretary, telephone (563) 262-1260, or from Bandag’s website, www.bandag.com.

Bandag and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders of Bandag in favor of the proposed Merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in Bandag’s proxy statement. Information regarding certain of these persons and their beneficial ownership of Bandag common stock as of January 31, 2006, is also set forth in the Schedule 14A filed by Bandag with the SEC on April 17, 2006.